Exhibit 99.1

Mid-Con Energy Partners, LP Announces Third Quarter 2019 Operating and Financial Results

TULSA, October 30, 2019 (GLOBE NEWSWIRE) -- Mid-Con Energy Partners, LP (NASDAQ: MCEP) (“Mid-Con Energy” or the “Partnership”) announced today its operating and financial results for third quarter 2019.

“We significantly increased our development efforts during the third quarter of 2019,” said President and Chief Executive Officer, Jeff Olmstead. “The capital spent was primarily focused on de-risking our long-term development opportunities in Oklahoma and Wyoming, as well as injection progress at our Pine Tree unit in Wyoming. We drilled and cored two wells in some of our recently acquired assets in Oklahoma that signal the opportunity for new waterfloods in those properties. Operationally, we were able to keep production largely flat from the previous quarter while focusing on de-risking development opportunities. Expenses were higher than forecasted due to some unexpected costs that we believe to be one-time in nature. Going forward, we expect to continue reducing debt, while focusing on increasing production and reserves through organic development opportunities, all out of cash flow from operations.”

HIGHLIGHTS AND RECENT DEVELOPMENTS – Quarter ended September 30, 2019

•	Net income was $6.0 million for the third quarter of 2019.
•	Generated positive cash flows from operating activities for the third quarter of 2019 of $5.9 million.
•	Continued to reduce outstanding borrowings on our revolving credit facility by $1.0 million during third quarter 2019.
•

Unitization of our Wyoming waterflood project was formally approved in the third quarter of 2019. First injection was achieved in the second quarter of 2019 and expansion of the waterflood continued in the third quarter with additional wells being converted to injection and activation planned for the fourth quarter.

•

In the third quarter of 2019, the Partnership: drilled two wells in two fields in Oklahoma; returned 40 wells to production in Oklahoma (27 of these wells were acquired in the second quarter of 2019); executed five re-stimulations and returned five wells to active water injection in our Wyoming assets. Results of our completed third quarter capital 2019 projects are currently being evaluated for the purpose of high grading and further refining our future capital plans.

FINANCIAL SUMMARY

Production for third quarter 2019 averaged 3,543 Boe/d, which was comparable to 3,538 Boe/d in the second quarter of 2019. Commodity pricing decreased during the third quarter 2019 as the average realized oil price after derivatives was $52.05 versus $55.20 per barrel in second quarter 2019.

Lease operating expenses (“LOE”) were $8.3 million ($25.44 per Boe) compared to $7.6 million ($23.56 per Boe) in the second quarter of 2019. The majority of the increase was due to the recently acquired properties in Oklahoma and is expected to be non-recurring as it relates to assimilating those properties in the Partnership’s portfolio.

The Partnership spent $4.3 million on capital expenditures during the third quarter of 2019. The increased capital spend was related to drilling two new wells in central Oklahoma, re-completion programs in House Creek and Worland, both located in Wyoming, continued progress on the Pine Tree waterflood project in Wyoming and returning 40 wells to production status in Northeast Oklahoma. The capital spend from most of these projects will continue into fourth quarter 2019.

The decrease in oil and natural gas revenues and the increase in LOE lowered third quarter Adjusted EBITDA(1) to $4.4 million from $5.1 million in the second quarter of 2019. During the third quarter, the Partnership continued to lower debt by $1.0 million to $65.0 million outstanding as of September 30, 2019. As of October 25, 2019, debt outstanding was $67.0 million.

(1) Non-GAAP financial measure. Please refer to the related disclosure and reconciliation of net income (loss) to Adjusted EBITDA included in this press release.

HEDGING SUMMARY

Mid-Con Energy enters into various commodity derivative contracts intended to achieve more predictable cash flows by reducing the Partnership’s exposure to short-term fluctuations in oil prices. We believe this risk management strategy will serve to secure a portion of our revenues and, by retaining some opportunity to participate in upward price movements, may also enable us to realize higher revenues during periods when prices rise.

As of September 30, 2019, the following table reflects volumes of Mid-Con Energy’s production hedged by commodity derivative contracts, with the corresponding prices at which the production is hedged:

Period Covered	Differential Fixed Price	Weighted Average Fixed Price	Weighted Average Floor Price	Weighted Average Ceiling Price	Total Bbls Hedged/day	Index
Swaps - 2019	$—	$56.05	$—	$—	1,664	NYMEX-WTI
Swaps - 2019	$(20.15)	$—	$—	$—	150	WCS-CRUDE-OIL
Swaps - 2020	$—	$55.81	$—	$—	1,931	NYMEX-WTI
Swaps - 2021	$—	$55.78	$—	$—	672	NYMEX-WTI
Collars - 2021	$—	$—	$52.00	$58.80	672	NYMEX-WTI

FISCAL YEAR 2019 GUIDANCE

The following outlook is subject to all the cautionary statements and limitations described under the “Forward-Looking Statements” caption at the end of this press release. These estimates and assumptions reflect management’s best judgment based on current and anticipated market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control.

Guidance as of October 30, 2019	FY 2019
Net production (Boe/d)(1)	3,500 - 3,600
Lease operating expenses per Boe	$22.00 - $24.00
Production and ad valorem taxes (% of total revenue)	8.00% - 9.00%
Estimated capital expenditures	$11.0 MM

(1) Production volumes in Boe equivalents calculated at a rate of six Mcf per Bbl.

THIRD QUARTER 2019 CONFERENCE CALL

As announced on October 24, 2019, Mid-Con Energy’s management will host a conference call on Thursday, October 31, 2019, at 9:00 a.m. ET. Interested parties are invited to participate via telephone by dialing 1-877-847-5946 (Conference ID: 6689305) at least five minutes prior to the scheduled start time of the call, or via webcast by clicking on "Events & Presentations” in the investor relations section of the Mid-Con Energy website at www.midconenergypartners.com. A replay of the conference call will be available through Thursday, November 7, 2019, by dialing 1-855-859-2056 (Conference ID: 6689305). Additionally, a webcast archive will be available at www.midconenergypartners.com.

ABOUT MID-CON ENERGY PARTNERS, LP

Mid-Con Energy is a publicly held Delaware limited partnership formed in July 2011 to own, acquire and develop producing oil and natural gas properties in North America, with a focus on Enhanced Oil Recovery. Mid-Con Energy’s core areas of operation are located primarily in Oklahoma and Wyoming. For more information, please visit Mid-Con Energy’s website at www.midconenergypartners.com.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements” — that is, statements related to future, not past, events within meaning of the federal securities laws. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “estimate,” “intend,” “expect,” “plan,” “project,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” “pursue,” “target,” “will” and the negative of such terms or other comparable terminology. These forward-looking statements involve certain risks and uncertainties and ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements due to a number of factors including but not limited to volatility of commodity prices; revision to oil and natural gas reserves estimates as a result of changes in commodity prices; effectiveness of risk management activities; business strategies; future financial and operating results; ability to replace the reserves we produce through acquisitions and the development of our properties; future capital requirements and availability of financing; realized oil and natural gas prices; production volumes; lease operating expenses; general and administrative expenses; cash flow and liquidity; availability of production equipment; availability of oil field labor; capital expenditures; availability and terms of capital; marketing of oil and natural gas; general economic conditions; competition in the oil and natural gas industry; environmental liabilities; compliance with NASDAQ listing requirements; and any other risks and uncertainties discussed in our Form 10-K and other filings with the SEC.

Mid-Con Energy undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement and our SEC filings. Please see the risks and uncertainties detailed in the “Forward-Looking Statements” and “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2018, and in other documents and reports we file from time to time with the SEC.

Mid-Con Energy Partners, LP and subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except number of units)
(Unaudited)

	September 30, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$467	$467
Accounts receivable	5,243	4,194
Derivative financial instruments	2,133	5,666
Prepaid expenses	237	118
Assets held for sale	430	430
Total current assets	8,510	10,875
Property and equipment
Oil and natural gas properties, successful efforts method
Proved properties	261,411	379,441
Unproved properties	3,563	2,928
Other property and equipment	1,360	427
Accumulated depletion, depreciation, amortization and impairment	(74,426)	(175,948)
Total property and equipment, net	191,908	206,848
Derivative financial instruments	3,630	2,418
Other assets	995	1,563
Total assets	$205,043	$221,704

LIABILITIES, CONVERTIBLE PREFERRED UNITS AND EQUITY
Current liabilities
Accounts payable
Trade	$187	$141
Related parties	5,678	3,732
Accrued liabilities	449	2,024
Other current liabilities	422	—
Total current liabilities	6,736	5,897
Long-term debt	65,000	93,000
Other long-term liabilities	567	47
Asset retirement obligations	30,534	26,001
Commitments and contingencies
Class A convertible preferred units - 11,627,906 issued and outstanding, respectively	22,642	21,715
Class B convertible preferred units - 9,803,921 issued and outstanding, respectively	14,780	14,635
Equity, per accompanying statements
General partner	(702)	(786)
Limited partners - 30,824,291 and 30,436,124 units issued and outstanding, respectively	65,486	61,195
Total equity	64,784	60,409
Total liabilities, convertible preferred units and equity	$205,043	$221,704

Mid-Con Energy Partners, LP and subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per unit data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenues
Oil sales	$15,468	$18,765	$46,854	$49,240
Natural gas sales	283	380	930	812
Other operating revenues	271	320	983	320
Gain (loss) on derivatives, net	5,730	(6,358)	(3,072)	(19,240)
Total revenues	21,752	13,107	45,695	31,132
Operating costs and expenses
Lease operating expenses	8,293	6,246	22,710	15,895
Production and ad valorem taxes	1,333	1,565	4,084	3,803
Other operating expenses	536	288	1,426	288
Impairment of proved oil and natural gas properties	180	—	384	9,710
Depreciation, depletion and amortization	2,559	4,812	8,026	11,646
Dry holes and abandonments of unproved properties	—	10	—	195
Accretion of discount on asset retirement obligations	423	404	1,168	748
General and administrative	1,404	1,494	6,414	4,746
Total operating costs and expenses	14,728	14,819	44,212	47,031
(Loss) gain on sales of oil and natural gas properties, net	—	(1)	9,692	(389)
Income (loss) from operations	7,024	(1,713)	11,175	(16,288)
Other (expense) income
Interest income	1	1	10	3
Interest expense	(1,175)	(1,620)	(4,019)	(4,369)
Other income	4	20	53	20
Gain on sale of other assets	123	—	123	—
(Loss) gain on settlements of asset retirement obligations	(16)	(37)	(72)	12
Total other expense	(1,063)	(1,636)	(3,905)	(4,334)
Net income (loss)	5,961	(3,349)	7,270	(20,622)
Less: Distributions to preferred unitholders	1,166	1,148	3,472	3,303
Less: General partner's interest in net income (loss)	69	(39)	84	(243)
Limited partners' interest in net income (loss)	$4,726	$(4,458)	$3,714	$(23,682)
Limited partners' interest in net income (loss) per unit
Basic	$0.15	$(0.14)	$0.12	$(0.78)
Diluted	$0.09	$(0.14)	$0.07	$(0.78)

Weighted average limited partner units outstanding
Limited partner units (basic)	30,811	30,392	30,743	30,292
Limited partner units (diluted)	53,189	30,392	53,142	30,292

Mid-Con Energy Partners, LP and subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net income (loss)	$7,270	$(20,622)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	8,026	11,646
Debt issuance costs amortization	533	503
Accretion of discount on asset retirement obligations	1,168	748
Impairment of proved oil and natural gas properties	384	9,710
Dry holes and abandonments of unproved properties	—	195
Loss (gain) on settlements of asset retirement obligations	72	(12)
Cash paid for settlements of asset retirement obligations	(96)	(102)
Mark to market on derivatives
Loss on derivatives, net	3,072	19,240
Cash settlements paid for matured derivatives, net	(750)	(5,988)
Cash premiums paid for derivatives	—	(200)
(Gain) loss on sales of oil and natural gas properties	(9,692)	389
Gain on sale of other assets	(123)	—
Non-cash equity-based compensation	577	670
Changes in operating assets and liabilities
Accounts receivable	(1,246)	(3,109)
Prepaid expenses and other assets	(84)	(76)
Accounts payable - trade and accrued liabilities	(226)	689
Accounts payable - related parties	1,537	2,452
Net cash provided by operating activities	10,422	16,133
Cash flows from investing activities
Acquisitions of oil and natural gas properties	(3,296)	(21,626)
Additions to oil and natural gas properties	(9,363)	(6,072)
Proceeds from sales of oil and natural gas properties	32,514	1,163
Proceeds from sale of other assets	123	—
Net cash provided by (used in) investing activities	19,978	(26,535)
Cash flows from financing activities
Proceeds from line of credit	8,000	20,000
Payments on line of credit	(36,000)	(23,000)
Debt issuance costs	—	(651)
Proceeds from sale of Class B convertible preferred units, net of offering costs	—	14,847
Distributions to Class A convertible preferred units	(1,500)	(2,000)
Distributions to Class B convertible preferred units	(900)	(500)
Net cash (used in) provided by financing activities	(30,400)	8,696
Net decrease in cash and cash equivalents	—	(1,706)
Beginning cash and cash equivalents	467	1,832
Ending cash and cash equivalents	$467	$126

Mid-Con Energy Partners, LP and subsidiaries
Production, Prices, and Unit Costs per Boe
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	2018	Change	% Change	2019	2018	Change	% Change
Production Volumes
Oil (MBbls)	294	309	(15)	(5%)	877	798	79	10%
Natural gas (MMcf)	193	139	54	39%	498	317	181	57%
Total (MBoe)	326	332	(6)	(2%)	960	851	109	13%
Average daily net production (Boe/d)	3,543	3,609	(66)	(2%)	3,516	3,117	399	13%

Average sales price
Oil (per Bbl)
Sales price	$52.61	$60.73	$(8.12)	(13%)	$53.43	$61.70	$(8.27)	(13%)
Effect of net settlements on matured derivative instruments	$(0.56)	$(8.69)	$8.13	94%	$(0.86)	$(7.75)	$6.89	89%
Realized oil price after derivatives	$52.05	$52.04	$0.01	0%	$52.57	$53.95	$(1.38)	(3%)
Natural gas (per Mcf)	$1.47	$2.73	$(1.26)	(46%)	$1.87	$2.56	$(0.69)	(27%)

Average unit costs per Boe
Lease operating expenses	$25.44	$18.81	$6.63	35%	$23.66	$18.68	$4.98	27%
Production and ad valorem taxes	$4.09	$4.71	$(0.62)	(13%)	$4.25	$4.47	$(0.22)	(5%)
Depreciation, depletion and amortization	$7.85	$14.49	$(6.64)	(46%)	$8.36	$13.69	$(5.33)	(39%)
General and administrative expenses	$4.31	$4.50	$(0.19)	(4%)	$6.68	$5.58	$1.10	20%

NON-GAAP FINANCIAL MEASURE

This press release, the financial tables and other supplemental information include “Adjusted EBITDA” which is a non-generally accepted accounting principles (“Non-GAAP”) measure used by our management to describe financial performance with external users of our financial statements. The Partnership believes the Non-GAAP financial measure described above is useful to investors because this measurement is used by many companies in its industry as a measurement of financial performance and is commonly employed by financial analysts and others to evaluate the financial performance of the Partnership and to compare the financial performance of the Partnership with the performance of other publicly traded partnerships within its industry. Adjusted EBITDA should not be considered an alternative to net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Adjusted EBITDA is defined as net income (loss) plus (minus):

•	Interest expense, net;
•	Depreciation, depletion and amortization;
•	Accretion of discount on asset retirement obligations;
•	(Gain) loss on derivatives, net;
•	Cash settlements received (paid) for matured derivatives, net;
•	Cash premiums received (paid) for derivatives, net;
•	Impairment of proved oil and natural gas properties;
•	Non-cash equity-based compensation;
•	(Gain) loss on sale of other assets;
•	(Gain) loss on sales of oil and natural gas properties, net; and
•	Dry holes and abandonments of unproved properties.

Mid-Con Energy Partners, LP and subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018
Net income (loss)	$5,961	$5,097	$(3,349)
Interest expense, net	1,174	1,228	1,619
Depreciation, depletion and amortization	2,559	2,369	4,812
Accretion of discount on asset retirement obligations	423	417	404
Impairment of proved oil and natural gas properties	180	204	—
Dry holes and abandonments of unproved properties	—	—	10
(Gain) loss on derivatives, net	(5,730)	(3,396)	6,358
Cash settlements paid for matured derivatives, net	(164)	(729)	(2,483)
Cash premiums paid for derivatives	—	—	(200)
Non-cash equity-based compensation	121	122	303
Gain on sales of other assets	(123)	—	—
(Gain) loss on sales of oil and natural gas properties, net	—	(223)	1
Adjusted EBITDA	$4,401	$5,089	$7,475

INVESTOR RELATIONS CONTACT

IR@midcon-energy.com

(918) 743-7575